Exhibit 10.1

SEVERANCE AND RETIREMENT AGREEMENT

AMENDMENT dated as of February 28, 2007 to Severance Agreement dated as of January 1, 1999 (the “Agreement”), as amended, between FORTUNE BRANDS, INC., a Delaware corporation (the “Company”), and NORMAN H. WESLEY (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive have previously amended the Agreement as of January 1, 2000 and February 3, 2003; and

WHEREAS, the Company and the Executive desire to further amend the Agreement in order to reduce the amount of additional retirement plan service credited to Executive under certain circumstances.

NOW, THEREFORE, in consideration of the premises, the parties agree that the Agreement is amended as follows:

1.	Section 3(a)(i) is amended so that subsection (y) thereof reads as follows:

“(y) the Executive had accumulated an additional period of Benefit Service thereunder (subsequent to his Termination Date) until the third anniversary of the Termination Date or, if the Executive’s Normal Retirement Date occurs prior to the third anniversary of the Termination Date, until the Executive’s Normal Retirement Date, at his rate of Compensation in effect on the date hereof plus any increases subsequent thereto,”

2.	Section 3(a) is amended so that the last sentence thereof reads as follows:

“For purposes of clause (i) there shall be considered as part of the Executive’s Compensation for the period from the Termination Date to the third anniversary of the Termination Date or, if the Executive’s Normal Retirement Date occurs prior to the third anniversary of the Termination Date, until the Executive’s Normal Retirement Date, for purposes of determining his highest consecutive calendar three-year average rate of Compensation the sum of (x) the Executive’s annual base salary at the rate in effect on the date hereof plus any increases subsequent thereto plus (y) the amount awarded to the Executive under the Incentive Compensation Plans for the year immediately prior to the Termination Date or, if higher, for the year in which the Termination Date occurs (whether or not paid).”

Except as amended hereby, all provisions of the Agreement remain in full force and effect.

[Seal]	FORTUNE BRANDS, INC.

	By:	/s/ Mark A. Roche
ATTEST:

/s/ Elizabeth R. Lane
/s/ Norman H. Wesley
Norman H. Wesley